POWER OF ATTORNEY FOR ACCOUNT ADMINISTRATOR

AND EXECUTING FORMS 3, 4 AND 5

Know all by these present, that the undersigned hereby constitutes and appoints each of Andrew B. Nace, Jane R. Grimm, Alexis A. Thomason, Paige Savage and Mary Downing signing singly, his/her true and lawful attorney-in-fact to:

1.

serve as account administrator;

2.

execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Kronos Worldwide, Inc. (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition, or disposition of securities of the Company;

3.

do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete the execution of any such Forms 3, 4 or 5 or other form or report, and the timely filing of such form or report with the United States Securities and Exchange Commission and any other authority; and

4.

take any other action of any type whatsoever in connection with the foregoing that in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act.

EXECUTED as of this 18th day of July, 2025.

/s/ Bradley E. Troutman Signature

Bradley E. Troutman Printed Name